As filed with the Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOODY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3998945 (I.R.S. Employer Identification No.)
7 World Trade Center at 250 Greenwich Street New York, New York 10007 (Address of Principal Executive Offices, Zip Code)
PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION (AMENDED AND RESTATED AS OF JANUARY 1, 2020)
(Full title of the plan)
Richard Steele, Esq. Senior Vice President and General Counsel Moody’s Corporation 7 World Trade Center at 250 Greenwich Street New York, New York 10007 (212) 553-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael Collins, Esq. Gibson, Dunn & Crutcher LLP 1700 M Street, N.W. Washington, DC 20036-4504 (202) 955-8671
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY STATEMENT
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Moody’s Corporation, a Delaware corporation (the “Company” or the “Registrant”) and the Profit Participation Plan of Moody’s Corporation (amended and restated as of January 1, 2020) (as the same may be further amended, the “Plan”) to register $75,000,000 worth of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be offered and sold to accounts of eligible employees of the Company under the Plan.
The Company previously filed with the Securities and Exchange Commission (the “SEC”): (i) a registration statement on Form S-8 (File No. 333-170727) on November 19, 2010 registering $25,000,000 worth of Common Stock issuable under the Plan and an indeterminate amount of interests in and to be offered or sold pursuant to the Plan; (ii) a registration statement on Form S-8 (File No. 333-228577) on November 28, 2018 registering $75,000,000 worth of Common Stock issuable under the Plan and an indeterminate amount of interests in and to be offered or sold pursuant to the Plan; and (iii) a registration statement on Form S-8 (File No. 333-268134) on November 3, 2022 registering $75,000,000 worth of Common Stock issuable under the Plan and an indeterminate amount of interests in and to be offered or sold pursuant to the Plan (collectively, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to such instruction, the contents of the Prior Registration Statements are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
The documents containing the information specified in Part I of Form S-8 have been or will be delivered to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed by the Company with the SEC but constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1)the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 18, 2026;
(2)the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, as filed on April 23, 2026 and July 23, 2026, respectively;
(3)the Company’s Current Reports on Form 8-K filed on January 12, 2026 and April 16, 2026;

(4)the description of the Common Stock, par value $0.01, contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 14, 2025, including any amendments or reports filed for the purposes of updating such description; and
(5)the Company’s Annual Report on Form 11-K for the Plan for the fiscal year ended December 31, 2025, filed on June 25, 2026.
In addition, all documents subsequently filed by the Company or the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company’s Annual Report on Form 10-K covering such year shall cease to be incorporated documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company or the Plan discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Richard Steele, Esq., Senior Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. As of July 15, 2026, Mr. Steele owned 5,440.5 shares of Common Stock (including 1,824 shares of unvested restricted stock) and held vested and exercisable options to purchase 2,740 shares of Common Stock, and unvested options to purchase 5,891 shares of Common Stock. Mr. Steele is also a participant in the Plan and will receive benefits under the Plan.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Moody’s Corporation, effective April 17, 2024 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed April 19, 2024).
4.2	Amended and Restated By-laws of Moody’s Corporation, effective October 14, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed February 18, 2026).
4.3
Profit Participation Plan of Moody’s Corporation, amended and restated as of January 1, 2020 (incorporated by reference to Exhibit 10.11.1 to the Company’s Annual Report on Form 10-K, filed February 22, 2022).

4.4	First Amendment to the Profit Participation Plan of Moody’s Corporation (incorporated by reference to Exhibit 10.11.2 to the Company’s Annual Report on Form 10-K dated February 22, 2022).
5.1*	Opinion of Richard Steele, Esq., Senior Vice President and General Counsel.
5.2
Internal Revenue Service determination letter, dated August 2, 2017 relating to the Plan (incorporated by reference to Exhibit 5.2 to the Company’s Registration Statement of Form S-8, filed November 28, 2018).

23.1*	Consent of KPMG LLP.
23.2*	Consent of Richard Steele (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107.1*	Filing Fee Table
* Filed herewith

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of July, 2026.
MOODY’S CORPORATION
By:/s/ Richard Steele
Name: Richard Steele
Title: Senior Vice President and General Counsel

POWER OF ATTORNEY
We, the undersigned officers and directors of Moody’s Corporation, do hereby constitute and appoint Robert Fauber, Richard Steele and Noémie Heuland, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert Fauber Robert Fauber	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2026

/s/ Noémie Heuland Noémie Heuland	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 24, 2026

/s/ Jason Phillips Jason Phillips	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	July 24, 2026

/s/ Jorge A. Bermudez Jorge A. Bermudez	Director	July 24, 2026

/s/ Sumit Dhawan Sumit Dhawan	Director	July 24, 2026

/s/ Thérèse Esperdy Thérèse Esperdy	Director	July 24, 2026

/s/ Vincent A. Forlenza Vincent A. Forlenza	Chairman of the Board of Directors	July 24, 2026

/s/ Jose Minaya Jose Minaya	Director	July 24, 2026

/s/ Lisa P. Sawicki Lisa P. Sawicki	Director	July 24, 2026

/s/ Leslie F. Seidman Leslie F. Seidman	Director	July 24, 2026

/s/ Zig Serafin Zig Serafin	Director	July 24, 2026

/s/ Bruce Van Saun Bruce Van Saun	Director	July 24, 2026

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of July, 2026.
PROFIT PARTICIPATION PLAN OF MOODY’S CORPORATION (AMENDED AND RESTATED AS OF JANUARY 1, 2020)
(Plan)

By: /s/ Maral Kazanjian
Name: Maral Kazanjian
Title: Senior Vice President and Chief People Officer, Management Benefits and Compensation Committee